                    U. S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):     AUGUST 30, 1997
                                                           ---------------


                          NEOMEDIA TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    FLORIDA                          0-21743                     36-3680347
- ---------------                    ------------             -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



2201 SECOND STREET, SUITE 600, FORT MYERS, FLORIDA                     33901
- --------------------------------------------------                  ----------
    (Address of principal executive offices)                        (Zip Code)

ITEM 5.    OTHER EVENTS.

         On August 30, 1997, NeoMedia Technologies, Inc. ("NeoMedia") entered into a Stock Purchase Agreement (the "Agreement") to acquire all of the stock of Allegiant Legacy Solutions, Inc. ("ALS"), an Ohio corporation. George Luntz and Gerald L. Willis (collectively, the "Sellers") are the owners of 200 shares of common capital stock of ALS, which constitutes all of the issued and outstanding shares of common capital stock of ALS. The Agreement calls for the Sellers to sell and exchange all of their shares in ALS for 1,070,000 shares of authorized, but un-issued common stock of NeoMedia. George Luntz, President of ALS, has entered into an employment agreement with NeoMedia, and Gerald Willis, Vice President of Sales at ALS, will serve as a consultant to NeoMedia. The Agreement provides that the closing, which is subject to the satisfaction of certain conditions, will be held no later than September 30, 1997. This transaction will be accounted for as a pooling of interests. See
Exhibit 99.1 for a copy of the news release dated September 2, 1997 and entitled "NeoMedia Technologies to Acquire Allegiant Legacy Solutions to Provide Comprehensive Year 2000, Migration Tools."





ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

99.1 News release dated September 2, 1997 and entitled "NeoMedia Technologies to Acquire Allegiant Legacy Solutions to Provide Comprehensive Year 2000, Migration Tools"

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NeoMedia Technologies, Inc.
                                        ---------------------------
                                               (Registrant)





Date:    September 5, 1997              By:   /s/ Charles T. Jensen
                                           ----------------------------------
                                        Charles T. Jensen, Vice President,
                                        Chief Financial Officer, Treasurer and
                                        Director

                                 EXHIBIT INDEX



   Sequential
     Page           Exhibit
    Number          Number        Document
   ---------        ------        --------
     5              99.1          News release dated September 2, 1997 and entitled "NeoMedia Technologies to Acquire
                                  Allegiant Legacy Solutions to Provide Comprehensive Year 2000, Migration Tools"
